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                                                                      EXHIBIT 11
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                          1998                  1997                  1996
                                                          ---------             ---------             ---------
Weighted average number of issued
shares each period                                        5,514,000             5,514,000             5,514,000
Common stock equivalents, computed
using treasury stock method                                 291,000                     0                     0
                                                          ---------             ---------             ---------
                                                          5,805,000             5,514,000             5,514,000
                                                          =========             =========             =========
Shares used in
Basic EPS                                                 5,514,000             5,514,000             5,514,000
Diluted EPS                                               5,805,000             5,514,000             5,514,000



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